Exhibit 99.1

Earnings Commentary and Supplemental Information First Quarter 2016 Unaudited

Safe Harbor Statement 2 Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2016 guidance, the expected total cost to close our pending acquisition of Recall Holdings Limited (“Recall”) and to integrate the combined companies, strategic goals, and expected cost savings associated with the Transformation Initiative. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes ("REIT"); (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate; (viii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of our capital expenditures; (x) changes in the cost of our debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for our business; (xiii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports, or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this document, Iron Mountain will discuss (1) Adjusted OIBDA, (2) Adjusted Earnings per Share (Adjusted EPS), (3) Funds from Operations (FFO NAREIT), (4) FFO (Normalized) and (5) Adjusted Funds from Operations (AFFO). These measures do not conform to accounting principles generally accepted in the United States (GAAP). The reconciliations of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and the definitions are included later in this document (see Table of Contents).

All figures except per share and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding Table of Contents 3 Investor Relations Contacts: Faten Freiha, 617-535-8404 Director, Investor Relations faten.freiha@ironmountain.com Melissa Marsden, 617-535-8595 Senior Vice President, Investor Relations melissa.marsden@ironmountain.com Earnings Overview 4 Operational Highlights and Performance versus Strategic Plan 5 Financial Performance versus Strategic Plan 6 Company Profile 7 Financial Highlights 8 Year-over-Year Revenue Growth 9 Records Management Volume Growth 10 Preliminary Guidance Summary 12 Quarterly Operating Performance 13 Consolidated Balance Sheets 14 Consolidated Statements of Operations 15 Reconciliation of Operating Income to Adjusted OIBDA 16 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 17 Reconciliation of Net Income to FFO & AFFO 18 Reconciliation of Cash Flow from Operations to AFFO 19 Quarterly Revenue Growth Bridge 20 Quarterly Normalized Adjusted OIBDA Bridge 21 Quarterly Normalized Adjusted EPS Bridge 22 Quarterly FFO Bridge 23 Storage Net Operating Income (NOI) 24 Global Real Estate Portfolio 25 Revenue from Rental Activities and Storage NOI per Racked Square Foot 26 Portfolio Utilization 27 Gross Book Value of Real Estate Assets 28 Service Business Detail 29 Customer Data 30 Debt Schedule 31 Capitalization 32 Lease Obligations 33 Capital Expenditures and Investments 34 Investments 35 Components of Value 36 Appendix 37

Earnings Overview 4 Iron Mountain First Quarter 2016 Financial Results First Quarter Highlights Completed regulatory review of Recall acquisition in the U.S., Canada and Australia; acquisition to close on May 2, 2016 Strong financial and operating performance aligns with 2020 strategic plan Constant dollar storage rental growth supported by volume gains across all major markets Resumption of emerging market acquisition activity through expansion of our presence in the Baltics and into South Africa Transformation savings from 2015 actions resulted in improved Adj. OIBDA margins Maintaining full year 2016 preliminary guidance with Recall provided on April 1, 2016 Annualized dividend of $1.94 reflects consistent growth and solid execution of 2020 strategic plan Financial Performance On a constant dollar (C$) basis, total revenue growth for the quarter was 3.8%, reflecting solid storage rental revenue gains of 3.9%, and service revenue growth of 3.7%. Total reported revenues for the first quarter were $751 million in 2016, compared with $749 million in 2015. Adjusted OIBDA for the first quarter was $235 million, compared with $231 million in 2015. Adjusted OIBDA for 2016 includes $5.7 million of costs related to the company’s Transformation Initiative. On a C$ basis, Adjusted OIBDA increased by 4.5% for the quarter (7.0%, excluding charges related to the Transformation Initiative). Adjusted EPS for the first quarter was $0.33 per diluted share, compared with $0.32 per diluted share in 2015. Adjusted EPS for the first quarter of 2016 reflects a structural tax rate of 14.0%, compared with a structural tax rate of 16.2% in 2015. GAAP EPS for the first quarter was $0.30 per share compared with GAAP EPS of $0.20 per share for the first quarter of 2015. GAAP EPS for 2016 includes $18 million of Recall Costs. FFO (Normalized) per share was $0.51 for the first quarter compared with $0.50 in 2015 and AFFO was $142 million for the first quarter compared with $128 million in 2015.

IRON MOUNTAIN®

Operational Highlights and Performance versus Strategic Plan

Pillars	Strategic Goals	Q1 2016 Operational Performance and Highlights
Developed Markets	**Maintain Continued Growth in Box and Tape Volume**	**Consistent volume and solid storage rental growth:** • NA RIM (i) internal volume growth of 0.2% (ii) internal growth of 0.2% (iii) C$ growth of 0.3% • NA DM (i) volume growth of 3.4% (ii) internal growth of 1.8% (iii) C$ growth of 1.9% • Western Europe (i) internal volume growth of 3.0% (ii) internal growth of 2.1% (iii) C$ growth of 2.3%
Emerging Markets	**Expand Presence and Leverage Scale** **Emerging Markets to Represent 20% of Revenues by 2020**	**Strong storage rental growth and volume:** • Other International (i) internal volume growth of 6.5% (ii) internal growth of 9.6% (iii) C$ growth of 13.6% **Emerging Markets (Other International excluding Australia) represent 15.0% of total revenues on a C$ basis**
Adjacent Businesses	**Adjacent Businesses to Represent 5% of Revenues by 2020**	**Continued growth in data center business; success-based investing** • Data Center: $22mm full year revenue run-rate reflecting double-digit growth year-over-year **Crozier Fine Arts contributed for first full quarter** • Art Storage: $33mm full year revenue run-rate **Quarter run-rate revenue represented 1.8% of total revenue**

Enablers	Strategic Goals	Q1 2016 Operational Performance and Highlights
Transformation	**Deliver $125mm of cumulative savings by 2017** **$50mm of run-rate savings in 2015**	**Continuing to execute on Transformation initiative** • Incurred $6mm of net charges in Q1; expecting $1mm to $2mm of charges in each of Q2 and Q3 **Benefits of actions taken in July 2015 reflected in our results** • Total Adj. OIBDA margins improved by 40 basis points year-over-year and by 120 basis points, excluding $5.7mm of Transformation Initiative
Real Estate	**Leverage Real Estate Platform to Create Long-Term Value** • Consolidate properties for maximum efficiency, leverage development and lease conversion opportunities	**Invested $13mm in growth racking, real estate consolidation and development**

www.ironmountain.com

Selected metric definitions are available in the Appendix

5

Financial Performance versus Strategic Plan 6 Strategic Goals Q1 2016 Financial Performance Total C$ Revenue Growth of 4% CAGR Total C$ Revenue Growth of 3.8% for the quarter • Half of the growth organic/half to come from acquisitions • Revenue growth in line with 2020 Strategic Plan. Q1 acquisitions not fully reflected in run-rate Revenue Storage Internal Growth of 2.2% Service Internal Growth flat in 2015; improving in 2016 Service Internal Growth of 1.6% C$ Adj. OIBDA Growth of 4.5%, 7.0% excluding Transformation charges. Adj. OIBDA Total C$ Adj. OIBDA Growth of 8% CAGR • Growth driven by Transformation benefits and better operating performance Dividend Dividend Growth Year-over-year dividend growth of 2.0% per share expected in 2016 Recall Acquisition We received regulatory approval in the US, Canada and Australia for the pending Recall acquisition. In addition, both Iron Mountain and Recall shareholders overwhelmingly approved the transaction. Lastly, the Federal Court of Australia has approved the transaction as contemplated in the scheme. We expect to close on May 2, 2016, Sydney time. Liquidity and Leverage At March 31, 2016, the company had liquidity of approximately $650mm, primarily under its revolving credit facility. The company’s net total lease adjusted leverage ratio was 5.7x at quarter end, as compared to a maximum allowable ratio of 6.5x. Guidance The company maintained its preliminary guidance based on 2016 C$ budget rates. Details are available on page 12.

IRON MOUNTAIN®

Company Profile

Iron Mountain is a global leader in enterprise storage with a high-return, real estate-based business model, yielding over $3 billion of revenues annually. The company provides storage and information management services to a high-quality, diversified customer base across numerous industries and government organizations. Iron Mountain serves more than 170,000 customers, including approximately 94% of the Fortune 1000, and no single customer accounts for more than 1% of revenues. Iron Mountain provides storage and information management services in 41 countries on six continents, storing 530 million cubic feet of records in a portfolio of approximately 1,100 facilities containing 70 million square feet of space. The company employs more than 20,000 people.

Iron Mountain is organized as a REIT, and its financial model is based on the recurring nature of its storage rental revenues and resulting storage net operating income (NOI). Supported by its consistent, predictable storage rental revenues, the company generates predictable, low-volatility growth in key metrics such as storage NOI and AFFO. This fundamental financial characteristic provides stability through economic cycles.

Iron Mountain has the opportunity to invest capital at attractive returns both domestically and internationally. The company believes that there remains a large un-vended opportunity that can support sustained storage volumes in developed markets such as North America and high growth opportunities in emerging markets where customers are just beginning to outsource their storage of physical documents.

C$ STORAGE RENTAL GROWTH


2015 C$ Storage Rental Growth: 4.0%
Four-year Compound Annual Growth Rate: 4.4%
$1,579
$1,877
'11
'12
'13
'14
'15

Countries Served



Diversification of Total Revenue

(As of 3/31/2016)


Region
16.2%
6.7%
3.2%
74.0%
Product
15.1%
8.3%
9.8%
66.8%
North America
Latin America
Europe(1)
Asia Pacific
Records Mgmt
Shredding
Data Protection
Other (2)

(1) Includes South Africa.
(2) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.

www.ironmountain.com

Selected metric definitions are available in the Appendix

7

Financial Highlights 8 (1) In Q4 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these Non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the Q1 2015 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation. Q1 2015 Q1 2016 % Change Storage Rental $458,872 $461,211 0.5% Service 290,414 289,479 (0.3)% Total Revenues $749,286 $750,690 0.2% Gross Profit $427,632 $424,585 (0.7)% Gross Margin % 57.1% 56.6% -50 bps Adjusted OIBDA $231,218 $235,146 1.7% Adjusted OIBDA % 30.9% 31.3% 40 bps Adjusted EPS $0.32 $0.33 3.1% FFO (NAREIT) (1) $86,048 $108,104 25.6% FFO (Normalized) (1) $106,756 $108,442 1.6% FFO (Normalized) per Share (1) $0.50 $0.51 2.0% AFFO (1) $128,168 $141,841 10.7% Ordinary Dividends per Share $0.475 $0.485 2.1% Weighted Average Fully-diluted Shares Outstanding 212,249 212,471 0.1% Storage Net Operating Income (NOI) $373,534 $379,924 1.7% Storage Profit and Margin Storage Gross Profit $351,856 $354,207 0.7% Storage Gross Margin 76.7% 76.8% 10 bps Service Profit and Margin Service Gross Profit $75,776 $70,378 (7.1%) Service Gross Margin 26.1% 24.3% -180 bps

Year-over-Year Revenue Growth 9 Revenue Growth Rates Reported 0.5% (0.3)% 0.2% Less: Impact of FX Rate Changes and Adjustments (3.4)% (4.0)% (3.6)% Constant Currency 3.9% 3.7% 3.8% Less: Impact of Acquisitions and Dispositions 1.7% 2.1% 1.8% Internal Growth Rate 2.2% 1.6% 2.0% Q1 2016 Storage Rental Revenue Service Revenue Total Revenue

Records Management Volume Growth 10 2.0% 3.5% Q4-14 3.6% 1.1% Q2-15 2.8% 1.0% Q1-15 Q1-16 3.2% Q4-15 2.3% 0.7% Q3-15 2.7% Q3-14 5.5% Q2-14 7.6% Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Total Iron Mountain (532 CuFt MM) North America (377 CuFt MM) Net Volume Growth Rate 0.7% Q1-16 0.5% -1.7% -5.0% 5.0% 1.8% 0.3% Q4-15 1.2% -1.8% -4.8% 5.0% 1.8% 1.0% Q3-15 1.1% -1.8% -4.7% 4.9% 1.7% 1.0% Q2-15 1.2% -1.8% -4.5% 5.1% 1.6% 0.8% Q1-15 1.2% -1.7% -4.6% 5.1% 1.7% Q4-14 0.5% -1.6% -4.8% 5.3% 1.7% 3.7% -4.6% 5.1% 1.7% Q3-14 3.3% -1.6% -4.7% 5.2% 1.7% 2.7% Q2-14 4.1% -1.8% (1) (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins. -4.7% -4.5% -4.4% -4.4% -4.4% -4.5% -4.6% -4.8% -2.0% -1.9% -1.9% -2.0% -2.1% -2.1% -2.1% -2.0% 6.1% 6.1% 5.9% 5.9% 5.9% 5.7% 5.8% 5.8% 2.5% 2.4% 2.4% 2.4% 2.3% 2.4% 2.5% 2.6% 5.5% 3.4% 1.5% 1.6% 1.6%

Records Management Volume Growth 11 3.6% Q1-16 3.0% -2.3% -4.1% 5.0% 4.4% Q4-15 3.1% -2.1% -4.4% 5.1% 4.5% Q3-15 3.9%(2) -2.2% -4.6% 5.3% 4.6% 0.7% Q2-15 3.0% -2.1% -4.6% 5.4% 3.6% 0.7% Q1-15 5.4% -2.3% -4.5% 5.6% 4.9% 1.6% Q4-14 5.7% -2.3% -4.1% 5.5% 4.8% 1.8% Q3-14 5.4% -2.4% -4.2% 5.5% 4.6% 1.8% Q2-14 6.2% -2.6% -3.9% 5.4% 5.5% 1.8% Outperm/Terms Destructions New Volume from Existing Customers New Sales Business Acquisitions Western European (63 CuFt MM) Other International (92 CuFt MM) Net Volume Growth Rate 8.4% Q4-15 6.1% -3.2% -4.2% 9.6% 4.0% Q3-15 8.4%(2) -3.3% -3.6% 9.6% 4.2% 1.5% Q2-15 9.6% -3.4% -3.4% 9.8% 4.3% 2.4% Q1-15 12.9% -3.2% -3.5% 9.9% 4.1% 5.5% Q4-14 17.6% -3.0% -3.6% 10.3% Q1-16 14.9% 4.5% 9.5% Q3-14 16.8% -2.8% -3.3% 10.8% 4.4% 8.3% Q2-14 28.2% -2.7% -3.8% -4.2% 9.6% 11.6% 4.4% 19.2% 4.5% -4.4% (1) Customer acquisitions are now included in new sales as the nature of these transactions is similar to new customer wins. Small variances from Q3-15 reported results due to system enhancements in international reporting.

IRON MOUNTAIN

Preliminary Guidance Summary

Preliminary Financial Performance Outlook

$MM (except per share items)	2016 C$ Guidance with Recall[1]	2016 C$ % Change YOY[2]
Operating Performance		
Revenue[2]	$3,450 - $3,550	18% - 21%
Adjusted OIBDA	$1,070 - $1,110	19% - 23%
Adjusted EPS – Fully Diluted[3]	$1.10 - $1.20[4]	(6%) - 3%
FFO (Normalized)	$530 - $555[5]	
FFO (Normalized) per share[3]	$2.10 - $2.20[6]	
AFFO	$610 - $650	

	2016 Guidance with Recall
Estimated Capital Allocation	
Real Estate Investment	$320
Non-Real Estate Investment	$80
Real Estate and Non-Real Estate Maintenance	$90
Business and Customer Acquisitions	$140 - $180
Total Capital Expenditures and Investments (ex dividends)	$630 - $670

(1) The 2016 C$ Budget Rate was set in January 2016. Guidance for Adj. EPS, FFO (Normalized) and FFO (Normalized) per share reflects the expected Purchase Price Accounting adjustments.
(2) YOY growth compared to 2015 constant dollar (C$) budget rates; includes 1.5%-2.5% internal revenue growth.
(3) Assumes 253 million shares outstanding.
(4) Adj. EPS – Fully Diluted without Purchase Price Accounting adjustments amortization would be $1.24 - $1.32, yielding a growth rate of 6% - 13%.
(5) FFO without Purchase Price Accounting adjustments amortization would be $555 - $580.
(6) FFO per share without Purchase Price Accounting adjustments amortization would be $2.20 - $2.30.

www.ironmountain.com Selected metric definitions are available in the Appendix 12

IRON MOUNTAIN®

Quarterly Operating Performance

	Q1 Results[1]		% Growth				
	Q1 2015	Q1 2016	Reported	- Impact of FX Rate Changes and Adjustments	= Constant Currency	- Impact of Acquisitions and Dispositions	= Internal Growth
NA Records and Information Management							
Storage Revenue	$269,626	$267,223	(0.9)%	(1.2)%	0.3%	0.2%	0.2%
Service Revenue	173,061	177,458	2.5%	(1.4)%	4.0%	0.2%	3.8%
Total Revenue	$442,687	$444,681	0.5%	(1.3)%	1.8%	0.2%	1.6%
Adjusted OIBDA	181,480	176,557					
Adjusted OIBDA Margin %	41.0%	39.7%					
NA Data Management							
Storage Revenue	$63,852	$65,348	2.3%	0.5%	1.9%	0.0%	1.8%
Service Revenue	33,383	30,995	(7.2)%	(0.3)%	(6.9)%	0.0%	(6.9)%
Total Revenue	$97,235	$96,343	(0.9)%	0.2%	(1.1)%	0.0%	(1.1)%
Adjusted OIBDA	51,288	53,460					
Adjusted OIBDA Margin %	52.7%	55.5%					
Western European[2]							
Storage Revenue	$59,068	$57,819	(2.1)%	(4.4)%	2.3%	0.1%	2.1%
Service Revenue	39,997	36,057	(9.9)%	(3.8)%	(6.1)%	2.7%	(8.7)%
Total Revenue	$99,065	$93,876	(5.2)%	(4.1)%	(1.1)%	1.1%	(2.2)%
Adjusted OIBDA	29,032	31,946					
Adjusted OIBDA Margin %	29.3%	34.0%					
Other International[2]							
Storage Revenue	$62,744	$60,416	(3.7)%	(17.3)%	13.6%	4.0%	9.6%
Service Revenue	42,994	40,925	(4.8)%	(18.2)%	13.4%	2.1%	11.3%
Total Revenue	$105,738	$101,341	(4.2)%	(17.7)%	13.5%	3.2%	10.3%
Adjusted OIBDA	21,256	21,576					
Adjusted OIBDA Margin %	20.1%	21.3%					
Corporate and Other							
Storage Revenue	$3,582	$10,405	190.5%	0.0%	190.5%	135.7%	54.8%[3]
Service Revenue	979	4,044	313.1%	0.0%	313.1%	353.2%	(40.1)%
Total Revenue	$4,561	$14,449	216.8%	0.0%	216.8%	179.0%	37.8%
Adjusted OIBDA	(51,838)	(48,393)					

(1) 2016 results exclude Recall Costs.
(2) Variances from Q1 2015 reported results due to reclassification of Norway from the Western European operating segment to the Other International operating segment.
(3) Internal revenue growth rates are impacted by a year-to-date revenue reclassification of approximately $0.9 million recorded in the third quarter of 2015 between storage and service revenue.

www.ironmountain.com Selected metric definitions are available in the Appendix 13

Consolidated Balance Sheets 14 Goodwill ASSETS 12/31/2015 3/31/2016 Current Assets: Cash and Cash Equivalents $128,381 $117,945 Accounts Receivable, Net 564,401 574,717 Other Current Assets 165,130 139,234 Total Current Assets 857,912 831,896 Property, Plant and Equipment: Property, Plant and Equipment at Cost 4,744,236 4,865,424 Less: Accumulated Depreciation (2,247,078) (2,326,120) Property, Plant and Equipment, Net 2,497,158 2,539,304 Other Assets, Net: Goodwill 2,360,978 2,400,719 Other Non-current Assets, Net : 634,539 650,390 Total Other Assets, Net 2,995,517 3,051,109 Total Assets $6,350,587 $6,422,309 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $88,068 $89,974 Other Current Liabilities 753,763 658,519 Total Current Liabilities 841,831 748,493 Long-term Debt, Net of Current Portion 4,757,610 4,931,296 Other Long-term Liabilities 222,539 221,376 Total Long-term Liabilities 4,980,149 5,152,672 Total Liabilities $5,821,980 $5,901,165 Equity Total Stockholders' Equity $508,841 $496,398 Noncontrolling Interests 19,766 24,746 Total Equity 528,607 521,144 Total Liabilities and Equity $6,350,587 $6,422,309

Consolidated Statements of Operations 15 2016 includes $18.3mm of Recall Costs. Q1 2015 Q1 2016 % Change Revenues: Storage Rental $458,872 $461,211 0.5% Service 290,414 289,479 (0.3)% Total Revenues $749,286 $750,690 0.2% Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $321,654 $326,105 1.4% Selling, General and Administrative (1) 196,414 207,766 5.8% Depreciation and Amortization 85,951 87,204 1.5% Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net 333 (451) n/a Total Operating Expenses $604,352 $620,624 2.7% Operating Income (Loss) $144,934 $130,066 (10.3)% Interest Expense, Net 64,898 67,062 3.3% Other Expense (Income), Net 22,349 (11,937) n/a Income (Loss) before Provision (Benefit) for Income Taxes 57,687 74,941 29.9% Provision (Benefit) for Income Taxes 15,948 11,900 (25.4)% (Gain) Loss from Sale of Real Estate, Net of Tax - - n/a Net Income (Loss) 41,739 63,041 51.0% Less: Net Income (Loss) Attributable to Noncontrolling Interests 643 267 (58.5)% Net Income (Loss) Attributable to Iron Mountain Incorporated $41,096 $62,774 52.7% Earnings (Losses) per Share - Basic: Net Income (Loss) $0.20 $0.30 50.0% Net Income (Loss) Attributable to Iron Mountain Incorporated $0.20 $0.30 50.0% Earnings (Losses) per Share - Diluted: Net Income (Loss) $0.20 $0.30 50.0% Net Income (Loss) Attributable to Iron Mountain Incorporated $0.19 $0.30 57.9% Weighted Average Common Shares Outstanding - Basic 210,237 211,526 0.6% Weighted Average Common Shares Outstanding - Diluted 212,249 212,471 0.1%

16 Reconciliation of Operating Income to Adjusted OIBDA (1) Includes realized and unrealized FX (gains) losses. (2) Excludes realized and unrealized FX (gains) losses. Q1 2015 Q1 2016 % Change Net Income (Loss) Attributable to Iron Mountain Incorporated $41,096 $62,774 52.7% Add: Net Income (Loss) Attributable to Noncontrolling Interests 643 267 (58.5)% Loss (Gain) from Disposition of Real Estate, Net of Tax - - n/a Provision (Benefit) for Income Taxes 15,948 11,900 (25.4)% FX (Gains) Losses (1) 22,266 (12,542) n/a Other (Income) Expense (2) 83 605 n/a Interest Expense, Net 64,898 67,062 3.3% Operating Income (Loss) $144,934 $130,066 (10.3)% Depreciation and Amortization 85,951 87,204 1.5% Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net 333 (451) n/a Recall Costs - 18,327 n/a Adjusted OIBDA $231,218 $235,146 1.7%

17 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share(1) (1) Adjusted EPS for 2015 reflects a structural tax rate of 16.2%, while 2016 results reflect a structural tax rate of 14.0%. Q1 2015 Q1 2016 % Change Reported EPS - Fully Diluted from Continuing Operations 0.20 $ 0.30 $ 50.0% Add: Gain (Loss) on Disposal/Write-Down of PP&E (excluding Real Estate), Net - - n/a Recall Costs - 0.09 n/a Other (Income) Expense, Net 0.11 (0.06) n/a Gain (Loss) on Sale of Real Estate, Net of Tax - - n/a Tax Impact of Reconciling Items and Discrete Tax Items 0.01 - n/a Adjusted EPS - Fully Diluted from Continuing Operations 0.32 $ 0.33 $ 3.1%

IRON MOUNTAIN®

Reconciliation of Net Income to FFO & AFFO

	Q1 2015	Q1 2016	% Change
Net Income	**$41,739**	**$63,041**	**51.0%**
Add:			
Real Estate Depreciation	44,309	45,063	1.7%
(Gain) Loss from Disposition of Real Estate, Net of Tax	-	-	n/a
FFO (NAREIT)[1]	**$86,048**	**$108,104**	**25.6%**
Add:			
Loss (Gain) on Disposal/Write-Down of PP&E (excluding Real Estate), Net	333	(451)	n/a
FX Losses (Gains)[2]	22,266	(12,542)	n/a
Other Expense (Income)[3]	83	605	n/a
Deferred Taxes and REIT Tax Adjustments[4]	(1,974)	(5,601)	n/a
Recall Costs	-	18,327	n/a
FFO (Normalized)[1]	**$106,756**	**$108,442**	**1.6%**
Add:			
Non-Real Estate Depreciation	30,482	30,327	(0.5)%
Amortization Expense[5]	13,252	14,563	9.9%
Non-Cash Rent Expense (Income)[6]	(2,857)	608	n/a
Non-Cash Equity Compensation Expense (Income)	6,856	6,885	0.4%
Less:			
Non-Real Estate Investment	11,234	7,685	(31.6)%
Real Estate and Non-Real Estate Maintenance CapEx	15,087	11,299	(25.1)%
AFFO[1]	**$128,168**	**$141,841**	**10.7%**
Per Share Amounts (Fully Diluted Shares)			
FFO (NAREIT)	$0.41	$0.51	24.4%
FFO (Normalized)	$0.50	$0.51	2.0%
Weighted Average Common Shares Outstanding - Basic	210,237	211,526	0.6%
Weighted Average Common Shares Outstanding - Diluted	212,249	212,471	0.1%

(1) In Q4 2015, we revised the reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to reconcile these non-GAAP measures to consolidated net income, rather than net income attributable to Iron Mountain. We have revised the Q1 2015 reconciliation of FFO (NAREIT), FFO (Normalized) and AFFO to conform to current year presentation.
(2) Includes realized and unrealized FX (gains) losses.
(3) Excludes realized and unrealized FX (gains) losses.
(4) Includes the impact of the repatriation of foreign earnings and accounting method changes related to the REIT conversion (including the impact of amended tax returns); excludes current cash taxes of $17,922 in Q1 2015 and $17,500 in Q1 2016.
(5) Reflects amortization of customer acquisition intangibles, transportation and permanent withdrawal fees in addition to amortization of deferred financing charges.
(6) Q1 2015 non-cash rent expense (income) was adjusted to exclude cash receipts and other changes in deferred rent which did not have an impact on net income in such period.

www.ironmountain.com Selected metric definitions are available in the Appendix 18

19 Reconciliation of Cash Flow from Operations to AFFO Working capital adjustments in Q1 2016 are driven primarily by the timing of payroll accruals, incentive compensation accruals and accrued interest. Includes impact of options where holders elect to receive shares net of tax withholding at vesting date. Other includes large volume account amortization and tax-related benefits related to option exercise. Q1 2015 Q1 2016 % Change Cash Flow from Operations $5,512 $81,118 n/a Adjust for: Tax on Gain from Disposition of Real Estate - - n/a REIT Tax Adjustments 1,299 411 (68.3%) Recall Cost Addback - 18,327 n/a Working Capital Adjustments (1) 135,427 63,764 (52.9%) Non-Cash Rent Expense (2,857) 608 n/a Non-Real Estate Investment CapEx (11,234) (7,685) (31.6)% Real Estate and Non-Real Estate Maintenance CapEx (15,087) (11,299) (25.1)% Non-Cash Equity Expense (2) 6,856 6,885 0.4% Loss (Gain) on Early Extinguishment of Debt - - n/a FX and Other (3) 8,252 (10,288) n/a AFFO $128,168 $141,841 10.7%

20 Quarterly Revenue Growth Bridge 0.2% R$ Growth 3.8% C$ Growth FX Impact at Q1 2016 FX Rates $723 Q1 2015 Revenue - Reported $ $751 $26 YoY Growth Excluding FX Impact Q1 2016 Revenue - Reported $ $28 Q1 2015 Revenue at Q1 2016 FX Rates $749

21 Quarterly Normalized Adjusted OIBDA Bridge Q1 2016 Adjusted OIBDA was impacted by $5.7 mm net charges related to the Transformation Initiative. 7.0% Normalized C$ Growth FX Impact at Q1 2016 FX Rates $6 $225 $235 Q1 2016 Normalized Adj. OIBDA Add Back: Charges Related to Transformation Initiative Normalized Q1 2015 Adj. OIBDA at Q1 2016 FX Rates $241 $6 Q1 2016 Adj. OIBDA - Reported $231 Q1 2015 Adj. OIBDA - Reported $ 1.7% Reported R$ Growth

22 Quarterly Normalized Adjusted EPS Bridge $0.01 Reported Growth – 3.1% $0.03 Normalized Growth – 9.4% Q1 2016 Adjusted EPS was impacted by $5.7 mm net charges related to the Transformation Initiative. $0.32 $0.01 $0.35 $0.33 Reported Q1 2015 Adj. EPS $0.03 Reported Q1 2016 Adj. EPS Normalization of Q1 Structural Tax Rate Benefit Add Back: Charges Related to Transformation Initiative Normalized Q1 2016 Adj. EPS

23 Quarterly FFO Bridge $0.01 Reported Growth – 2.0% $0.04 Normalized Growth – 8.0% Q1 2016 FFO/Sh was impacted by $5.7 mm net charges related to the Transformation Initiative. $0.50 Reported Q1 2015 FFO/Sh Add Back: Charges Related to Transformation Initiative Q1 2016 FFO/Sh Adjusted for Transformation Charges Reported Q1 2016 FFO/Sh $0.54 $0.03 $0.51

IRON MOUNTAIN®

Storage Net Operating Income (NOI) (1)

	Q1 2015	Q1 2016	% Change
Revenue from Storage Rental Activities			
Records Management	$363,328	$357,477	(1.6)%
Data Protection	74,757	74,496	(0.3)%
Other(2)	20,787	29,238	40.7%
Total Storage Rental	458,872	461,211	0.5%
Terminations/Permanent Withdraw al Fees	6,342	4,617	(27.2)%
Total Revenue from Storage Rental Activities	**$465,214**	**$465,828**	**0.1%**
Less: Storage Rental Expenses			
Facility Costs(3)	104,605	98,700	(5.6)%
Storage Rental Labor(4)	42	3,526	n/a
Other Storage Rental Expenses	2,369	4,778	n/a
Allocated Overhead(5)	33,392	29,721	(11.0)%
Total Storage Rental Expenses	140,408	136,725	(2.6)%
Storage Rent	48,728	50,821	4.3%
Storage Rental Expenses (excluding Storage Rent)	**$91,680**	**$85,904**	**(6.3)%**
Storage Net Operating Income	**$373,534**	**$379,924**	**1.7%**
Storage Net Operating Income Margin	80.3%	81.6%	130 bps
Storage Gross Profit	**$351,856**	**$354,207**	**0.7%**
Storage Gross Margin	76.7%	76.8%	10 bps

(1) In Reported $
(2) Includes Data Center, Fine Art Storage, Consumer Storage, Intellectual Property Management, Digital Storage, Fulfillment Services, Document Management Services, Entertainment Services and other ancillary services.
(3) Includes Rent Expense, Building Maintenance, Property Taxes, Utilities and Insurance costs.
(4) Q1 2015 Storage Rental Labor Costs reflect true-ups of accruals for incentive compensation and workers compensation claims.
(5) Refer to 'Components of Value' and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 24

IRON MOUNTAIN

Global Real Estate Portfolio[1]

As of 12/31/2015 Adjusted[2]	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	195	21,150	484	30,339	679	51,490
Europe	49	2,776	194	7,369	243	10,144
Latin America	30	1,604	72	3,450	102	5,054
Asia Pacific	4	85	109	3,037	113	3,122
International	83	4,465	375	13,856	458	18,321
Total	278	25,615	859	44,195	1,137	69,810

Q1 2016 Additions & Expansions	Owned Facilities		Leased Facilities[3]		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	3	348	(2)	(242)	1	106
Europe	1	55	24	559	25	614
Latin America	1	21	-	86	1	107
Asia Pacific	-	-	1	1	1	1
International	2	75	25	647	27	722
Total	5	423	23	404	28	828

Q1 2016 Dispositions & Move Outs	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	-	-	(4)	(165)	(4)	(165)
Europe	-	-	(8)	(219)	(8)	(219)
Latin America	-	-	(4)	(202)	(4)	(202)
Asia Pacific	-	-	(4)	(33)	(4)	(33)
International	-	-	(16)	(454)	(16)	(454)
Total	-	-	(20)	(618)	(20)	(618)

As of 3/31/2016	Owned Facilities		Leased Facilities		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
North America	198	21,498	478	29,933	676	51,431
Europe	50	2,830	210	7,709	260	10,539
Latin America	31	1,625	68	3,334	99	4,959
Asia Pacific	4	85	106	3,006	110	3,091
International	85	4,540	384	14,049	469	18,589
Total	283	26,038	862	43,981	1,145	70,020
Total %	24.7%	37.2%	75.3%	62.8%		

(1) Includes real estate held in joint ventures.
(2) Adjustments to previous periods due to refinements to real estate basis and reclassification of multiple adjoining facilities into single buildings.
(3) Out of the 23 leased building additions and expansions, 21 were the result of acquiring leases in business acquisitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 25

Revenue from Rental Activities and Storage NOI per Racked Square Foot 26 (1) Includes loading docks, unracked space, office space, common areas, as well as space in service-related facilities. (2) Excludes Revenue and NOI associated with Intellectual Property Management, Fulfillment Services, Data Center, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services. Square Footage by Region As of March 31, 2016 North America Europe Latin America Asia Pacific Total Records Management Racked Space 38,038 7,293 3,408 1,893 50,631 Data Protection Racked Space 703 119 38 22 882 Other (1) 12,690 3,127 1,513 1,177 18,506 Total 51,431 10,539 4,959 3,091 70,020 Annualized Revenue from Rental Activities and Storage NOI per Racked Square Foot (2) Revenue NOI Revenue NOI North America Records Management $ per Sq Ft $27.33 $22.17 Data Protection $ per Sq Ft $335.78 $306.54 Europe $39.72 $34.26 Latin America $34.49 $30.86 Asia Pacific $30.06 $23.85 Total $33.54 $28.08 Q1 2016 Annualized Full Year 2016

Portfolio Utilization Records Management Storage Portfolio (CuFt MM) As of 3/31/2016 100 50 0 550 500 450 400 +2.9% -0.1% +9.5% +36.6% 531 Asia Pacific +3.6% 547 Total IRM Latin America Europe North America 384 384 50 650 100 0 450 500 550 600 53 50 84% 88% Europe 115 103 84% 93% North America 452 423 85% 96% 78% 23 28 Asia Pacific 91% Latin America 84% 599 649 Total IRM 91% Q1 2016 Total Potential Building Cap. Q1 2016 Total Installed Racking Cap. Capacity and Utilization(2) (%) 10 90 80 70 60 0 +8.3% +4.8% +15.8% +7.4% +3.4% 81 77 Asia Pacific Latin America Europe North America 63 61 120 110 100 90 80 20 10 0 115 99 70% 82% Asia Pacific 3 1 52% Total IRM 81% Latin America 7 7 80% 77% Europe 22 15 48% 69% North America 83 74 76% 85% Data Protection Storage Portfolio (DPUs MM) As of 3/31/2016 Q1 2016 Q4 2015 Q3 2015 Q2 2015 Q1 2015 (1) RM units stored includes cubic feet of storage in dedicated space leased to customers on a square foot basis; these dedicated space storage units are excluded from our RM volume growth chart on page 10. (2) We operate our storage business to achieve a desired utilization of between 94% – 98% to attain maximum operating efficiency. (3) Includes South Africa. 27 Units Stored(1) (3) (3) (3) (3) 16 43 88 22 44 96 1 5 10 1 6 11

Gross Book Value of Real Estate Assets 28 (1) Includes warehouse equipment, vehicles, furniture, fixtures, computer hardware and software. Real Estate Assets Storage Operations Land $220,211 Buildings & Building Improvements 1,539,513 Leasehold Improvements 422,954 Racking 1,468,694 Construction In Progress 48,453 Total Storage Gross Book Value $3,699,824 Service Operations Land $6,953 Buildings & Building Improvements 15,565 Leasehold Improvements 37,906 Racking 115,889 Construction In Progress 2,006 Total Service Gross Book Value $178,320 Total Real Estate Gross Book Value $3,878,144 Non-Real Estate Assets All Other Non-Real Estate Assets Gross Book Value (1) 987,280 Total PP&E Gross Book Value $4,865,424 As of 3/31/2016

IRON MOUNTAIN®

Service Business Detail

	Q1 2015	Q1 2016	% Change
Service Operations Revenue by Product Line			
Records Management	$152,073	$143,708	(5.5)%
Data Protection	44,457	38,963	(12.4)%
Shredding	58,007	62,596	7.9%
Other(1)	35,876	44,212	23.2%
Total Service Revenue	**$290,414**	**$289,479**	**(0.3)%**

	Q1 2015	Q1 2016	% Change
Service Revenues	$290,414	$289,479	(0.3)%
Less: Terminations/Permanent Withdraw al Fees	6,342	4,617	(27.2)%
Adjusted Service Revenue	**$284,072**	**$284,862**	**0.3%**
Less: Service Expenses			
Facility Costs(2)	6,620	5,493	(17.0)%
Service Labor	157,602	165,502	5.0%
Other Service Expenses	50,416	48,106	(4.6)%
Allocated Overhead(3)	23,822	20,960	(12.0)%
Total Service Expenses	**238,460**	**240,061**	**0.7%**
Total Service Adjusted OIBDA	**$45,612**	**$44,801**	**(1.8)%**
Total Service Adjusted OIBDA %	**16.1%**	**15.7%**	**-30 bps**
Service Rent	1,876	2,327	24.0%
Total Service Adjusted OIBDAR	**$47,488**	**$47,128**	**(0.8)%**
Total Service Adjusted OIBDAR %	**16.7%**	**16.5%**	**-20 bps**
Total Service Gross Profit	**$75,776**	**$70,378**	**(7.1)%**
Total Service Gross Margin	**26.1%**	**24.3%**	**-180 bps**

(1) Includes Fulfillment Services, Document Management Services, Intellectual Property Management, Data Center, Consulting, Entertainment Services, Fine Art Storage, Consumer Storage and other ancillary services.
(2) Includes Building Maintenance, Property Taxes, Utilities, Facility Rent and Insurance costs for shredding, imaging and other services.
(3) Refer to 'Components of Value' and appendix for overhead allocations and definitions.

www.ironmountain.com Selected metric definitions are available in the Appendix 29

IRON MOUNTAIN®

Customer Data

Iron Mountain provides storage and information management services to more than 170,000 customers in 41 countries around the world. This high quality, diversified customer base comprising numerous industries and government organizations includes approximately 94% of the Fortune 1000. No single customer represents more than 1% of revenues, or 2% of volume, and our Top 20 customers have historically represented approximately 6% of consolidated revenues. Customer retention is consistently high with annual losses limited to roughly 2% (on a volume basis), attributable to customer terminations.

North America Q1 2016 Trailing Twelve Months Revenue by Vertical


Energy
Business Services
Life Sciences
Insurance
3%
3%
2%
8%
Other (1)
39%
Financial
15%
10%
Legal
2%
Federal
18%
Healthcare

	YTD 2016	Full Year 2015	Full Year 2014	Full Year 2013
Customer Quality Metrics				
Volume Retention Rate (RM Global)	93.3%	93.3%	93.7%	92.9%
Bad Debt Expense as a % of Consolidated Revenues	0.0%	0.5%	0.5%	0.4%

	Q1 2016
Turnover Expenditures (Storage Only)	
Sales, Marketing & Account Management	32,698
Customer Acquisition Costs (2)	9,981

(1) No single vertical within 'Other' comprises greater than 1% of North America Revenue.
(2) Customer acquisition costs include the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees.

www.ironmountain.com Selected metric definitions are available in the Appendix 30

Debt Schedule 31 $222 Thereafter 2024 $1,000 2023 $600 2022 $575 2021 $154 2020 $1,000 2019 $1,208 2018 2017 2016 Floating Rate Debt at 3/31/16 Fixed Rate Debt at 3/31/16 27% 73% Fixed vs. Floating Rate Debt at 3/31/16(1) Debt Maturity Schedule ($MM)(1) Floating Rate Debt Fixed Rate Debt (1) Excludes mortgages, capital leases and local bilateral loans.

IRON MOUNTAIN®

Capitalization

Senior and Senior Subordinated Notes (as of 3/31/2016)

Type of Note	Senior	Senior	Subordinated	Senior	Senior
Issuance Date	8/13/13	8/13/13	8/7/12	9/18/14	9/29/15
Denomination	CAD	USD	USD	GBP	USD
Original Principal Amount (FX Rate on Issue Date)	$193,720	$600,000	$1,000,000	$654,960	$1,000,000
Exchange Rate at 3/31/2016	0.7712	1.0000	1.0000	1.4369	1.0000
Principal Amount at 3/31/2016	$154,230	$600,000	$1,000,000	$574,760	$1,000,000
Yield (on Issue Date)	6.125%	6.000%	5.750%	6.125%	6.000%
Maturity Date	8/15/21	8/15/23	8/15/24	9/15/22	10/1/20
Current Call Price	N/A	N/A	N/A	N/A	N/A
Next Call Date	8/15/17	10/15/18	8/15/17	9/15/17	10/1/17
Next Call Price	103.063	103.000	102.875	104.594	103.000

Revolving Credit and Term Loan Facility (as of 3/31/2016)

Capacity	$1,740,625
Outstanding	$1,169,759
Letters of Credit	$38,331
Remaining Capacity	$532,535
Interest Rate Spread (Prime)	1.25%
Interest Rate Spread (LIBOR)	2.25%
Weighted Average Interest Rate	2.80%
Maturity Date	7/5/19



Net Lease Adjusted Leverage Ratio
6.5
5.5
0.0
5.4x
5.6x
5.7x
2014
2015
Q1 2016

Revolving Credit Facility Debt Covenant Analysis (as of 3/31/2016)

Metric	Limit	Current
Fixed Charge Ratio	≥ 1.5x	2.5x
Net Total Lease Adjusted Leverage Ratio	≤ 6.5x	5.7x
Net Secured Lease Adjusted Leverage Ratio	≤ 4.0x	2.8x

Total Market Capitalization

# of Shares Outstanding at 3/31/2016	211,893
Share Price at 3/31/2016	$33.91
Total Equity Value	$7,185,283
Total Debt, Net of Cash(2)	$4,958,842
Total Market Capitalization	$12,144,125
Net Debt to Total Market Capitalization	41%
Adj. OIBDA to Interest Expense	3.5x
Total Market Capitalization to Adjusted OIBDA	13.1x

Credit Ratings

	S&P	Moody's
Corporate	B+	Ba3
Senior Secured	BB-	Ba3
Unsecured (1)	B+	Ba3
Senior Subordinated	B-	B2

Total Debt Weighted Average Rates (as of 3/31/2016)

Interest	5.2%
Maturity	5.4 years

(1) CAD 6.125% notes due 2021 are rated BB- by Standard & Poor's.
(2) Debt net of cash is calculated as current portion of long-term debt of $90mm plus long-term debt net of current portion of $4,931mm plus $56mm of deferred financing costs less cash and equivalents of $118mm.

www.ironmountain.com Selected metric definitions are available in the Appendix 32

Lease Obligations(1) (1) Includes capital and operating lease obligations. Weighted Average Remaining Lease Obligations (no exercise of extension options): 5.6 years Weighted Average Remaining Lease Obligations (exercise of all extension options): 12.4 years Thereafter 8.1% 2026 1.5% 2025 4.7% 2024 3.9% 2023 6.0% 2022 5.2% 2021 11.3% 2020 10.4% 2019 13.8% 2018 13.4% 2017 12.2% 2016 9.5% Thereafter 59.6% 2026 4.1% 2025 4.6% 2024 3.8% 2023 2.9% 2022 2.0% 2021 2.8% 2020 3.7% 2019 3.6% 2018 3.9% 2017 3.1% 2016 6.0% Assuming No Exercise of Extension Options Facility Lease Expirations (% of total square feet subject to lease) Assuming Exercise of All Extension Options 33

IRON MOUNTAIN®

Capital Expenditures and Investments

	Q1 2015	Q1 2016	% Change
Capital Expenditures[1] and Investments			
Real Estate:			
Investment[2]	$45,080	$51,900	15.1%
Maintenance[3]	9,205	7,526	(18.2)%
	$54,285	$59,426	9.5%
Non-Real Estate:			
Investment[3]	$11,234	$7,685	(31.6)%
Maintenance	5,882	3,773	(35.9)%
	$17,116	$11,458	(33.1)%
Total Real Estate and Non-Real Estate Capital Expenditures and Investments	**$71,401**	**$70,884**	**(0.7%)**
Adjustment for Capital Expenditure Accruals	3,375	9,968	**n/a**
Total Cash Paid for Real Estate and Non-Real Estate Capital Expenditures and Investments	**$74,776**	**$80,852**	**8.1%**
Business and Customer Acquisitions			
Business Acquisitions	$2,532	$19,522	n/a
Adjustment for Business Acquisition Accruals and Cash Acquired	3,899	(182)	
Total Cash Paid for Acquisitions	**$6,431**	**$19,340**	**n/a**
Acquisition of Customer Relationship	$5,036	1,702	(66.2)%
Customer Inducements	4,381	1,126	(74.3)%
Total Acquisition of Customer Relationships	**$9,417**	**$2,828**	**(70.0)%**
Adjustment for Customer Acquisition Accruals	(174)	4,430	
Total Cash Paid for Acquisition of Customer Relationships	**$9,243**	**$7,258**	**(21.5)%**
Total Capital Expenditures, Investments and Acquisitions[4]	**$78,969**	**$92,108**	**16.6%**

(1) Includes $16.0mm for data center in Q1 2016. Also includes $4.2mm for land-related investments in Q1 2016.
(2) Includes Land, Buildings, Improvements, and Racking Structures.
(3) FFO (Normalized) is adjusted for these items, among others, to arrive at AFFO.
(4) Excludes adjustments and customer inducements.

www.ironmountain.com Selected metric definitions are available in the Appendix 34

IRON MOUNTAIN®

Investments[1]

Real Estate Investment Activity

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Estimated CuFt / DPUs	Historical Average NOI/CuFt or DPU[5]	Average Stabilization Period
Racking Installations[2]						
North America	$18,767	$3,382	$13,068	4,908	$2.14	
Europe	41,808	5,401	31,113	12,960	$2.12	
Latin America	7,512	20	5,646	2,644	$1.91	
Asia Pacific	7,675	238	6,418	2,824	$1.67	
Worldwide	**$75,763**	**$9,041**	**$56,245**	**23,337**	**$2.10**	**8 - 12 months**

Region	Total Expected Investment	Investment in Current Period	Cumulative Investment to Date	Total Potential CuFt / DPUs	Total Sq Ft	Historical Average NOI/CuFt or DPU[6]	Average Stabilization Period
Building Development Projects[3]							
North America	$12,019	$1,912	$9,054	555	361	$2.14	
Europe	3,294	537	2,298	368	22	$2.12	
Latin America[4]	32,759	896	16,690	9,744	470	$1.91	
Asia Pacific	1,203	-	1,203	200	16	$1.67	
Worldwide	**$49,275**	**$3,345**	**$29,245**	**10,868**	**869**	**$2.10**	**24 - 36 months**

Region	Purchase Price	Total Sq Ft	Building CuFt Capacity	Building CuFt Utilization	Building DPU Capacity	Building DPU Utilization	Expected IRRs
YTD 2016 Building Acquisitions[5]							
North America	$20,078	348	3,089	95%	-	0%	8%-9%
Europe	-	-	-	-	-	-	-
Latin America	-	-	-	-	-	-	-
Asia Pacific	-	-	-	-	-	-	-
Worldwide	**$20,078**	**348**	**3,089**	**95%**	**-**	**0%**	**8%-9%**

YTD 2016 Business and Customer Acquisition and Disposition Activity

	Business Investments	Business Dispositions
Purchase Price	$21,224	$0 [5]
Capital Consideration	$7,620	-
Synergized Total Expected Investment	**$28,844**	**$0 [5]**
Estimated Annual Revenues	$13,580	-
Expected IRR Range	10% - 14%	-

(1) Based on C$ Budgeted FX Rates.
(2) Racking Installations excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $40.0mm, $0.9mm and $36.2mm, respectively.
(3) Building Development Projects excludes consolidation spend in Total Expected Investment, Investment in Current Period and Cumulative Investment to Date of $4.7mm, $0.1mm and $4.9mm, respectively.
(4) Includes a large building development project, with a longer than average stabilization period.
(5) Excludes buildings acquired in M&A.
(6) In USD R$.
(7) Real Estate Investment numbers on this slide are denominated in 2016 USD C$.

www.ironmountain.com Selected metric definitions are available in the Appendix 35

Components of Value 36 (1) Includes South Africa. (2) Trailing four quarter prior to rental expense. (3) Includes Cash, Cash Equivalents, Restricted Cash, Accounts Receivable, Other Tangible Current Assets, Deferred Income Taxes and Prepaid Expenses. (4) Calculated as current portion of Long-Term Debt of $90mm plus Long-Term Debt net of current portion of $4,931mm. (5) Includes Storage and Service. Also, includes annualized rental expense for the Baltics and South Africa of approximately $1.4mm. (6) Includes Recall Costs. Components Annualized NOI $ North America Records Management $843,429 Data Protection 215,581 Other 59,823 Europe (1) 252,030 Latin America 103,469 Asia Pacific 45,363 Total Portfolio Storage NOI $1,519,695 Annualized Baltics and South Africa Pro Forma Storage NOI 4,524 4,147 Service Adjusted OIBDAR (2) 196,545 Balance at 3/31/2016 Cash, Cash Equivalents & Other Tangible Assets (3) $831,896 Quarterly Building & Racking Investment, not reflected in NOI 12,386 Customer Acquisition Consideration 1,702 Less: Debt, Gross Book Value (4) 5,021,270 Non-Controlling Interests 24,746 Annualized Rental Expense (5) 214,001 Estimated Tax Liability 41,967 Components of Overhead Total overhead costs have been allocated as follows: Q1 2016 Full Year 2016 Storage $29,721 $29,721 Service 20,960 20,960 Corporate 103,865 103,865 Sales, Marketing, & Account Management 53,221 53,221 Total Overhead (6) $207,766 $207,766 Not Reflected in Current Storage NOI

Appendix 37 Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, REIT costs, Recall costs, working capital adjustments and other non-cash expenses. Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA and Adjusted OIBDA Margin Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net, Recall Costs and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Appendix Non-GAAP Measures (continued) Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA (continued) Adjusted OIBDA does not include certain items that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) gain on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; (7) income (loss) from discontinued operations, net of tax; (8) gain (loss) on sale of discontinued operations, net of tax; and (9) net income (loss) attributable to noncontrolling interests. Adjusted OIBDA also does not include interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted OIBDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted OIBDA and Adjusted OIBDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating or net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Funds From Operations, or FFO (NAREIT), and FFO (Normalized) Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and us as net income excluding depreciation on real estate assets and gain on sale of real estate, net of tax (“FFO (NAREIT)”). FFO (NAREIT) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (NAREIT) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (NAREIT) is net income. Although NAREIT has published a definition of FFO, modifications to FFO (NAREIT) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (NAREIT) that we believe are not indicative of our core operating results, specifically: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) intangible impairments; (3) Recall Costs; (4) REIT Costs; (5) other expense (income), net; (6) deferred income taxes and REIT tax adjustments; (7) income (loss) from discontinued operations, net of tax; and (8) gain (loss) on sale of discontinued operations, net of tax. Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. 38

Appendix Non-GAAP Measures (continued) Service Adjusted OIBDAR Service Adjusted OIBDA as defined above, excluding rent expense associated with the service business. This is provided to enable valuation of Service Adjusted OIBDA irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. Storage Net Operating Income, or Storage NOI Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Rent expense is excluded to enable valuation of this income irrespective of whether the company’s properties are leased or owned. Related rent expense is provided in the Components of Value slide. 39

Appendix Definitions Average Stabilization Period – For racking projects, the stabilization period is 8 to 12 months. For new buildings it is 24 to 36 months, assuming phased racking installations over three years. For business acquisitions it is 12 to 24 months, depending on the size of the transaction. Building Development Projects – The construction of new facilities, or three-wall additions. Business Segments North American Records and Information Management Business (“RIM”) – Our North American Records and Information Management Business segment provides storage and information management services, including the storage of physical records, including media such as microfilm and microfiche, master audio and videotapes, film and blueprints, including healthcare information services, vital records services, service and courier operations, and the collection, handling and disposal of sensitive documents for corporate customers (“Records Management”); information destruction services (“Destruction”); and DMS throughout the United States and Canada; as well as fulfillment services and technology escrow services in the United States. North American Data Management Business (“DM”) – Our North American Data Management Business segment provides storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; digital content repository systems to house, distribute, and archive key media assets; and storage, safeguarding and electronic or physical delivery of physical media of all types, primarily for entertainment and media industry clients throughout the United States and Canada. Western European Business – Our Western European Business segment provides storage and information management services, including Records Management, Data Protection & Recovery and DMS throughout the United Kingdom, Ireland, Austria, Belgium, France, Germany, Netherlands, Spain and Switzerland. Other International Business – Our Other International Business segment provides storage and information management services throughout the remaining European countries in which we operate, Latin America, Asia Pacific and Africa, including Records Management, Data Protection & Recovery and DMS. Our European operations included within the Other International Business segment provide Records Management, Data Protection & Recovery and DMS. Our Latin America operations provide Records Management, Data Protection & Recovery, Destruction and DMS throughout Argentina, Brazil, Chile, Colombia, Mexico and Peru. Our Asia Pacific operations provide Records Management, Data Protection & Recovery and DMS throughout Australia, with Records Management and Data Protection & Recovery also provided in certain markets in India, Singapore, Hong Kong and China. Our African operations provide Records Management and DMS in South Africa. 40

Appendix Definitions (continued) Corporate and Other – Our Corporate and Other Business segment primarily consists of our data center and fine art storage businesses in the United States, the primary product offerings of our Adjacent Businesses operating segment, as well as costs related to executive and staff functions, including finance, human resources and information technology, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. Our Corporate and Other Business segment also includes employee compensation expense associated with all stock options, restricted stock units, performance units and shares of stock issued under our employee stock purchase plan. Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. 41

Appendix 42 Definitions (continued) Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – Assets that support core business growth primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies, or Real Estate Investment. Maintenance – Real estate assets necessary to maintain ongoing business operations primarily related to the repair or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures, or Real Estate Maintenance. Non-Real Estate: Investment – Non-real estate assets that either (i) support the growth of our business, and/or increase our profitability, such as customer-inventory technology systems, and technology service storage and processing capacity, or (ii) are directly related to the development of new products or services in support of our integrated value proposition and enhance our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements, or Non-Real Estate Investment. Maintenance – Assets necessary to maintain ongoing business operations primarily related to the repair or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements, or Non-Real Estate Maintenance.

Appendix 43 Definitions (continued) Capital Expenditures and Investments (continued) Components of Overhead Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Corporate Overhead – Includes all other overhead expenses associated with business support functions, including: Executive, Legal, Real Estate/Facilities, Accounting, Financial Performance & Analysis, Treasury, Tax, Internal Audit, M&A, Security, Procurement, HR, REIT, Other G&A, Integration Costs, IT, Product Engineering and Product Management. Customer Turnover Overhead – Overhead associated with customer acquisition and retention including Sales, Marketing and Account Management expenses. Constant Dollar Growth (C$) – The year-over-year growth rate excluding the impact of changes to foreign currency exchange rates. Constant currency growth rates are calculated by translating the 2014 results at the 2015 constant dollar budget rates. Cumulative Investment to Date – Total spend to date since project approval. Customer Acquisition Costs – Includes costs associated with the acquisition of customer relationships and customer inducements such as move costs and permanent withdrawal fees. Destruction Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to destructions in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Estimated CuFt / DPUs – Estimated based on expected growth and consolidation, resulting from moving boxes from one facility to another. Historical Average NOI / CF or DPU – The quarterly annualized Storage NOI for a specific region (NA, Europe, Latin America, Asia Pacific) and product (Records Management or Data Protection).

Appendix 44 Definitions (continued) Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Investment in Current Period – Spend within the quarter being reported. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Non-Cash Rent Expense – Calculated as rent expense less cash paid for rent. Permanent Withdrawal Rate – Calculated by dividing the total number of cubic feet of records removed from inventory due to permanent withdrawals in a one-year period divided by the total number of cubic feet of records in storage at the beginning of the period. Permanent withdrawals occur when records are permanently removed from inventory by customers for reasons other than the customer terminating its relationship. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Recall Costs – Operating expenditures associated with our pending acquisition of Recall, including costs to complete the Recall Transaction, including advisory and professional fees, as well as costs to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion, system upgrade costs and costs to complete the divestments required in connection with receipt of regulatory approval and to provide transitional services required to support the divested businesses during a transition period. REIT Costs – Costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. REIT Countries – Countries where we operate that have been converted into a Qualified REIT Subsidiary and Taxable REIT Subsidiary structure, the group includes the following: Australia, Canada, Germany, Ireland, Mexico, Netherlands, Poland, Spain, United Kingdom and the United States.

Appendix 45 Definitions (continued) Service Profit and Margin – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adj. OIBDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Profit and Margin – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tangible Assets – Includes PP&E, cash and cash equivalents, restricted cash, accounts receivable, deferred income taxes, and prepaid expenses. Total Expected Investment – Is defined as follows: Total Expected Investment for Racking Installations – The sum of expected investments for all approved racking projects, reported on a constant dollar basis. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs of approved racking installations, reported on a constant dollar basis. Transformation Initiative – During the third quarter of 2015, we implemented a plan that calls for certain organizational realignments to reduce our overhead costs, particularly in our developed markets, in order to optimize our selling, general and administrative cost structure and to support investments to advance our growth strategy (the “Transformation Initiative”), which is expected to be completed by the end of 2017. Volume Retention Rate – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations in a one-year period by the total number of cubic feet of records in storage at the beginning of the period.